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                                                                    EXHIBIT 23.5

                       Consent of Independent Accountants

     We hereby consent to the use in this Registration Statement on Form S-4 of our report dated December 20, 2001 relating to the consolidated financial statements of Hanover Compression Limited Partnership, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 21, 2001